SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                              _____________________

                        Date of report: September 3, 2002
                        (Date of earliest event reported)


                            eLEC Communications Corp.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


       0-4465                                                   13-2511270
(Commission File No.)                                        (I.R.S. Employer
                                                             Identification No.)

                                 543 Main Street
                          New Rochelle, New York 10801
               (Address of principal executive offices; zip code)

                                 (914) 632-8005
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)


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         Item 5.   Other Events.

     The Company entered into a definitive purchase agreement dated as of September 3, 2002 (the "Agreement") to sell substantially all of the assets of its wholly-owned subsidiary, Essex Communications, Inc. ("Essex"). The purchaser has agreed to manage the business of Essex pursuant to an interim consulting and funding agreement until the transaction closes. The Agreement provides for the assumption by the purchaser of certain liabilities, including all obligations due and payable to Essex's largest vendor, Verizon Services Corp. The closing of the transaction is subject to receipt of, among other things, applicable shareholder and regulatory approvals and must be completed by December 31, 2002. Although the Company has entered into the Agreement, there are no assurances that the transaction contemplated by the Agreement will occur.

     Essex has fully satisfied its obligations under the loan and security agreement between Essex and Textron Financial Corporation (formerly known as RFC Capital Corporation), dated October 23, 2000, and that agreement has been terminated and all pledged collateral released. The Company has previously reported a default under this obligation.


  EXHIBIT INDEX

       Exhibit                         Exhibit Title
        Number                         -------------
        ------
         99.1                          Press Release, dated September 3, 2002.


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


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    September 11, 2002


                                               eLEC COMMUNICATIONS CORP.
                                                     (Registrant)


                                               By: /s/ Paul H. Riss
                                                   -----------------------------
                                                        Paul H. Riss
                                                        Chief Executive Officer


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